EXECUTION COPY

     This AMENDMENT NO. 1 TO THE POOLING AND SERVICING AGREEMENT, dated as of November 1, 2001 (the "Amendment"), is entered into by and between GreenPoint Credit, LLC, as the contract seller (in such capacity, the "Contract Seller") and the servicer (in such capacity together with its permitted successors, the "Servicer"), and Bank One, National Association, as trustee (together with its permitted successors in trust, the "Trustee"), and amends that certain Pooling and Servicing Agreement (as the same is in effect immediately prior to the effectiveness of this Amendment, the "Existing Pooling and Servicing Agreement" and as the same may be amended, supplemented or modified and in effect from time to time, the "Agreement"), dated as of March 1, 2000, by and between the Contract Seller and Servicer and the Trustee. Capitalized terms used and not otherwise defined in this Amendment shall have the same meanings in this Amendment as set forth in the Existing Pooling and Servicing Agreement.

     The Contract Seller and Servicer and the Trustee, have duly authorized the execution and delivery of this Amendment to amend the Existing Pooling and Servicing Agreement in certain respects on the terms set forth below.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     Section 1.   AMENDMENTS. On the terms of this Amendment:

     (a) The definition of "Draw Amount" in the Existing Pooling and Servicing Agreement is hereby amended to read in its entirety:

          DRAW AMOUNT: With respect to the Class B-2 LOC and any Distribution Date, the lesser of (i) the Class B-2 LOC Undrawn Amount and (ii) the sum of (A) the amount by which the aggregate amount distributable to the Class B-2 Certificateholders pursuant to Sections 5.02(a)(xii) and (xiii) exceeds the Available Distribution Amount allocable to the Class B-2 Certificateholders and (B) the Class B-2 Liquidation Loss Amount for such Distribution Date. With respect to the Senior LOC and any Distribution Date, the lesser of (i) the Senior LOC Undrawn Amount and (ii) the amount by which (A) the aggregate amount distributable to the Class A, Class M and Class B-1 Certificateholders pursuant to Sections 5.02(a)(i) through (x) exceeds (B) the aggregate Available Distribution Amount. If a Funding Event Demand has been made under the Senior LOC, the Draw Amount with respect to the Senior LOC will be the amount on deposit in the Spread Account equal to what otherwise would have been the Draw Amount if the Senior LOC were still outstanding.

     (b) The definition of "Class B-2 Liquidation Loss Amount" in the Existing Pooling and Servicing Agreement is hereby amended to read in its entirety:

          CLASS B-2 LIQUIDATION LOSS AMOUNT: With respect to any Distribution Date on or before the Distribution Date on which the Class B-2 Adjusted Certificate Balance has been reduced to zero, the lesser of (i) the amount, if any, by which the sum of the Class A, Class M and Class B Certificate Balances exceeds the Pool Scheduled Principal Balance and (ii) the Class B-2 Adjusted Certificate Balance, in each case after giving effect to all distributions of principal made on such Distribution Date.

     (c) The definition of "Class A-5 Lockout Pro Rata Distribution Amount" in the Existing Pooling and Servicing Agreement is hereby amended to read in its entirety:

          Class A-5 LOCKOUT PRO RATA DISTRIBUTION AMOUNT: For any Distribution Date, an amount equal to the product of (1) the Class A-5 Lockout Percentage and (2) the product of (x) a fraction, the numerator of which is the Class A-5 Certificate Balance immediately prior to such Distribution Date and the denominator of which is the aggregate Certificate Balance of all Class A Certificates immediately prior to such Distribution Date and
     (y) the Class A Formula Distribution Amount for such Distribution Date.

     (d) Section 5.02(a)(xiii) of the Existing Pooling and Servicing Agreement is hereby amended to read in its entirety:

          to the Class B-2  Certificateholders,  an amount  equal to the sum of:
     (A) the Class B-2 Liquidation Loss Interest Amount, (B) the Class B-2 Unpaid Liquidation Loss Interest Shortfall, together with interest thereon, to the extent legally permissible, at the Class B-2 Pass-Through Rate, (C) the Unpaid Class B-2 Principal Shortfall, if any, (D) the portion of any Draw Amount in respect of the Class B-2 Liquidation Loss Amount and (E) the Class B Formula Principal Distribution Amount, until the Class B-2 Certificate Balance has been reduced to zero;

     Section 2.     REFERENCE  TO  AND  EFFECT  ON  THE  EXISTING   POOLING  AND
                    SERVICING AGREEMENT.

     (a) Except as specifically amended by this Amendment, the Existing Pooling and Servicing Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     (b) The execution and delivery of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Contract Seller and Servicer or the Trustee under, the Existing Pooling and Servicing Agreement.

     (c) This Amendment shall be construed as one with the Existing Pooling and Servicing Agreement, and the Existing Pooling and Servicing Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

     Section 3. RECORDATION OF AMENDMENT. This Amendment is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Contracts are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at its expense.

     Section 4. COUNTERPARTS. For the purpose of facilitating the recordation of this Amendment as herein provided and for other purposes, this Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 5. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA AND THE
OBLIGATIONS,   RIGHTS   AND   REMEDIES   OF

THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the Contract Seller and Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        GREENPOINT CREDIT, LLC,
                                        as Contract Seller and Servicer


                                        By:
                                           -------------------------------------
                                           Name:     Charles O. Ryan
                                           Title:    Senior Vice President


                                        BANK ONE, NATIONAL ASSOCIATION,
                                        not in its individual capacity, but
                                        solely as Trustee


                                        By:
                                           -------------------------------------
                                           Name:     Donna Fanning
                                           Title:    Vice President

STATE OF CALIFORNIA          )
                             )  ss.
COUNTY OF SAN DIEGO          )


          On July   ,  2001  before  me,                       ,  Notary Public,
                 --                      ---------------------
personally appeared Charles O. Ryan, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

          WITNESS my hand and official seal.


                                        ----------------------------------------
                                        Notary Public


                                        My Commission expires
                                                             -------------------

[Notarial Seal]

STATE OF ILLINOIS             )
                              ) ss.
COUNTY OF COOK                )


         On this   th day of July,  2001,  before me,                       ,  a
                 --                                    ---------------------
notary public in and for said State, appeared Donna Fanning, personally known to me on the basis of satisfactory evidence to be a Vice President of Bank One, National Association, a national banking association, that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        ----------------------------------------
                                        Notary Public

                                        My Commission expires
                                                              ------------------

[Notarial Seal]